SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

SPY INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California 92011
(Address of principal executive offices)

(760) 804-8420
(Registrant’s Telephone Number)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 4, 2014, SPY Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders approved the election of David R. Mitchell, John Pound, Seth Hamot, Stephen Roseman, Greg Andrews, Fir Geenen, J. David Chute, David Rane and Michael Marckx to serve on the Board of Directors until the 2015 annual meeting of stockholders, or until their successors are elected and qualified.

	For	Against	Not Voted
David R. Mitchell	7,321,115	2,000	2,129,643
John Pound	7,300,215	22,900	2,129,643
Seth Hamot	7,304,079	19,036	2,129,643
Stephen Roseman	7,321,115	2,000	2,129,643
Greg Andrews	7,321,115	2,000	2,129,643
Fir Geenen	7,304,079	19,036	2,129,643
J. David Chute	7,321,115	2,000	2,129,643
David Rane	7,321,115	2,000	2,129,643
Michael Marckx	7,321,115	2,000	2,129,643

Proposal No. 2- Approval of the 2014 Stock Incentive Plan

Stockholders approved the Company’s 2014 Stock Incentive Plan, which amends and restates the Company’s current stock incentive plan to extend the expiration date to December 7, 2024.

For	Against	Abstain	Not Voted
7,297,871	25,244	0	2,129,643

Proposal No. 3- Ratification of Appointment of Auditors

Stockholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2014.

For	Against	Abstain
9,452,658	100	0

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPY INC.

Date: June 5, 2014	By:	/s/ Jim McGinty
Jim McGinty
Chief Financial Officer